     As filed with the Securities and Exchange Commission on _______, 2000
                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            GENERAL AUTOMATION, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                               95-2488811
     (State of incorporation)           (I.R.S. Employer Identification No.)

                              17731 Mitchell North
                            Irvine, California 92714
              (Address and zip code of principal executive offices)

                                   ----------

                                 1999 STOCK PLAN
                            (Full title of the plan)

                                   ----------

                                  Richard Nance
                              17731 Mitchell North
                            Irvine, California 92714
                     (Name and address of agent for service)

                                 (714) 250-4800
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Scott E. McConnell, Esq.
                         Higham, McConnell & Dunning LLP
                           28202 Cabot Road, Suite 450
                      Laguna Niguel, California 92677-1250

                         CALCULATION OF REGISTRATION FEE

==================================================================================
 Title of                            Proposed        Proposed
Securities           Amount          Maximum          Maximum          Amount of
  to be              to be        Offering Price     Aggregate        Registration
Registered         Registered      Per Share(1)   Offering Price(1)       Fee
----------------------------------------------------------------------------------
Common Stock,     1,000,000 shs.       $1.50         $1,500,000        $  380.16
$.10 par value
==================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Registrant's common stock in the over-the-counter market as of June 14, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents are incorporated into this Registration Statement by reference:

     (a) The Registrant's report on Form 10-K for its fiscal year ended September 30, 1999.

     (b) The Registrant's report on Form 10-Q for its fiscal quarter ended December 31, 1999.

     (c) The Registrant's report on Form 10-Q for its fiscal quarter ended March 31, 2000.

     (d) The description of the Registrant's common stock set forth in its Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities which are the subject of this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of each such report or document, except as to any portion of any future Annual or Quarterly Report to Shareholders which is not deemed filed under such provisions.

Item 4. Description of Securities

     Not applicable

Item 5. Interests of Named Experts and Counsel

     Not applicable

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Indemnification Agreements entered into by the Registrant and its officers and directors provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

     In addition, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for breach of the director's fiduciary duty of care. However, as provided by Delaware law, such limitation of liability will not act to limit liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under the provisions of the Delaware General Corporation Law relating to unlawful distributions, or (iv) for any transaction from which the director derived an improper benefit. The Registrant has also entered into Indemnification Agreements with certain of its officers and directors.

Item 7. Exemption From Registration Claimed

     Not applicable

Item 8. Exhibits

           5      Opinion of Higham, McConnell & Dunning LLP.

          23.1 Consent of Higham, McConnell & Dunning LLP (included in the opinion of counsel filed as Exhibit 5 hereto).

          23.2    Consent of Cacciamatta Accountancy Corporation.

          23.3    Consent of McGladrey & Pullen, LLP.

Item 9. Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 15th day of June, 2000.

                                      GENERAL AUTOMATION, INC.


                                      By: /s/ Jane M. Christie
                                          --------------------------------------
                                              Jane M. Christie, President
                                              and Chief Executive Officer


     We, the undersigned directors and officers of General Automation, Inc., do hereby constitute and appoint Jane Christie and Richard Nance, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                             Title                      Date
          ---------                             -----                      ----

/s/ Robert M. McClure                    Chairman of the Board        June 15, 2000
--------------------------------            and Director
Robert M. McClure


/s/ Robert D. Bagby                         Vice Chairman             June 15, 2000
--------------------------------            and Director
Robert D. Bagby


/s/ Jane M. Christie                  President, Chief Executive      June 15, 2000
--------------------------------        Officer and Director

                                           Chief Financial            June 15, 2000
/s/ Richard H. Nance                        Officer and
--------------------------------        Principal Accounting
Richard H. Nance                              Officer


/s/ Nathan Bell                               Director                June 15, 2000
--------------------------------
Nathan Bell


                                              Director                June 15, 2000
--------------------------------
Philip T. Noden


/s/ Andrew Dumke                              Director                June 15, 2000
--------------------------------
Andrew Dumke

                                INDEX TO EXHIBITS



Exhibit No.                  Description
-----------                  -----------

    5         Opinion of Higham, McConnell & Dunning LLP.

   23.1 Consent of Higham, McConnell & Dunning LLP (included in the opinion of counsel filed as Exhibit 5 hereto).

   23.2       Consent of Cacciamatta Accountancy Corporation.

   23.3       Consent of McGladrey & Pullen, LLP.